EXHIBIT 23


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation of our reports dated October 20, 1994 included or incorporated by reference in this Form 10-K, into the company's previously filed Registration Statements File No. 2-79977, File No. 2-79978 and File No. 33-49676.






          Arthur Andersen LLP



          Chicago, Illinois,
            November 21, 1994